                                                                   June 21, 2002



Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653


RE:            ALLMERICA SELECT SEPARATE ACCOUNT III OF
               ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY PRE-EFFECTIVE AMENDMENT NO. 1
               FILE NO. 333-84306/811-8859

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Pre-Effective Amendment to the Registration Statement for Allmerica Select Separate Account III on Form S-6 under the Securities Act of 1933 with respect to the Company's modified single premium variable life insurance policies.

I am of the following opinion:

1. The Allmerica Select Separate Account III is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in the Allmerica Select Separate Account III equal to the reserves and other Contract liabilities of the Contracts which are supported by the Allmerica Select Separate Account III are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual modified single premium variable life insurance policies, when issued in accordance with the Prospectus contained in this Pre-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Pre-Effective Amendment to the Registration Statement of the Allmerica Select Separate Account III on Form S-6 filed under the Securities Act of 1933.

                                         Very truly yours,

                                         /s/ Sheila B. St. Hilaire

                                         Sheila B. St. Hilaire
                                         Assistant Vice President and Counsel

AFLIAC Select SPL II